EXHIBIT 99.1
Press Release
Harris Corporation Fourth Quarter Revenue Increases 22%
Driven by Strong Organic Growth in Government Segments
Company Increases Fiscal Year 2008 EPS Guidance
MELBOURNE, Florida, August 7, 2007 — Harris Corporation (NYSE:HRS) reported that revenue for the fiscal fourth quarter ending June 29, 2007, increased 22 percent to $1.2 billion, compared to $1.0 billion in the prior-year quarter. Organic revenue growth was 13 percent. Orders in the fourth quarter were a record $1.4 billion. GAAP net income was $88 million or $.63 per diluted share. Non-GAAP net income, excluding charges associated with cost-reduction actions and acquisition costs, was $99 million or $.71 per diluted share. A reconciliation of GAAP to non-GAAP financial measures is provided on Tables 5 and 6 along with accompanying notes.
For the full fiscal year 2007, revenue was $4.2 billion, a 22 percent increase compared to fiscal year 2006. GAAP net income was $480 million or $3.43 per diluted share, compared to $238 million or $1.71 per diluted share in the prior year. Non-GAAP net income for fiscal year 2007, excluding charges associated with cost-reduction actions, asset impairments, acquisition costs and the gain associated with the creation of Harris Stratex Networks, was $391 million or $2.80 per diluted share, a 26 percent increase compared to the prior year.
“Our fourth quarter results indicate solid momentum across each of our business segments, with double-digit organic growth and record-setting levels of new orders,” said Howard L. Lance, chairman, president, and chief executive officer. “Our government businesses delivered excellent revenue growth on both a year-over-year and a sequential basis, while our commercial segments had significant sequential revenue and orders growth and improved operating performance.”
Government Communications Systems
Fourth quarter revenue of $554 million in the Government Communications Systems segment represented a year-over-year increase of 15 percent. Revenue was higher in each of the business areas. Operating income was $53 million, compared to $54 million in the prior-year quarter, and included a previously announced expected schedule and cost overrun on a satellite antenna program.
Year-over-year revenue growth drivers in the fourth quarter included the Field Data Collection Automation (FDCA) program for the U.S. Census Bureau, the Federal Aviation Administration Telecommunications Infrastructure (FTI) program, the Patriot technical services program for the National Reconnaissance Office, several new programs for National Intelligence customers, the CDL Hawklink program for the U.S. Navy, the Multifunctional Information Distribution System (MIDS) terminals program for Department of Defense aircraft, and avionics for the F-22A aircraft.
During the fourth quarter, Harris completed its acquisition of Multimax, a leading provider of information technology and network services for the U.S. government. “Government IT services is a key growth market for Harris,” Lance said. “With this acquisition, we have nearly doubled our IT services revenue, added a number of new customers across the Department of Defense and civilian agencies, and gained positions on long-term government IT services contracts.”
On July 31, 2007, Harris was awarded a 5-year Government-Wide Acquisition Contract (GWAC) by the U.S. General Services Administration to provide integrated IT solutions that support national security systems. Harris was one of 29 companies to be awarded the initial 5-year Alliant contract, which has a 10-year contract ceiling of $50 billion.
RF Communications
Revenue in the RF Communications segment was $326 million in the fourth quarter, a 34 percent increase compared to the year-ago quarter and a 7 percent sequential increase compared to the third quarter. Operating income was $112 million, and operating margin was 34.5 percent.
“RF Communications finished the year at a very strong pace,” Lance said. “Orders for fiscal year 2007 were $1.3 billion, 19 percent higher than the previous year, with substantial increases in both U.S. and international markets. Year-end backlog increased to $800 million. Demand for our Falcon® II and Falcon® III tactical radios continues to be driven by their advanced features and strong performance in the field.”
In May, Harris was awarded an Indefinite Delivery Indefinite Quantity (IDIQ) contract with a maximum value of $422 million by the U.S. Army for Falcon II HF manpack radios and related vehicular and base station systems. Harris received an initial $104 million order against that contract during the quarter.
In June, Harris was awarded an IDIQ contract by the Joint Program Executive Office of the Joint Tactical Radio System (JPEO JTRS) to supply the U.S. Department of Defense with next-generation Falcon III multiband handheld radios and vehicular systems. The contract has a one-year maximum value of $2.7 billion and a five-year maximum value of $7 billion. Under the contract, orders will be awarded based on competitive bidding between Harris and the incumbent supplier.
In early July, Harris was awarded another IDIQ contract for its Falcon III radios by the U.S. Marine Corps. Harris is the sole supplier on the contract, which has a potential value of $212 million. The company has already received two orders totaling $158 million against the contract for radios to be installed on the new Mine Resistant Ambush Protected (MRAP) vehicles and other applications. In addition, Harris was awarded a $26 million contract in early August for Falcon II and Falcon III radios on the Navy version of the MRAP.
“Winning significant contracts for our Falcon III radios further validates our JTRS strategy—meeting the urgent communications needs of the Department of Defense by providing multiband, multimission, software-defined radios that not only are backwards compatible with existing legacy systems, such as SINCGARS, but also are fully compliant with the future standards of the Joint Tactical Radio System,” Lance said.
International orders increased substantially in the fourth quarter driven by global modernization programs. Following the close of the quarter, Harris received a $76 million order from the government of Pakistan for Falcon II HF radios that will provide reliable communications in the country’s rugged frontier areas.
Broadcast Communications
Revenue in the Broadcast Communications segment was $166 million in the fourth quarter, a sequential increase of 20 percent from the third quarter, with all three product areas showing higher sequential revenue. Segment revenue was 4 percent lower than the prior-year fourth quarter. Strong double-digit organic growth continued in the Video Infrastructure & Digital Media product area, increasing 16 percent compared to the prior-year quarter, as a result of increasing demand for new products. Revenue growth in the Video Infrastructure & Digital Media product area was offset by a 25 percent decline in Transmission revenue due to continued digital TV transmission softness and a 10 percent decline in Software Systems revenue.
The Broadcast Communications segment booked a record $186 million in new orders in the fourth quarter, with higher year-over-year orders in the Video Infrastructure & Digital Media and Software Systems product areas. Transmission orders were down slightly from the prior-year quarter, but were higher than revenue, increasing order backlog. Digital TV transmission

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shipments are expected to improve in fiscal year 2008 in anticipation of the February 2009 FCC-mandated transition to digital broadcasting.
Broadcast Communications operating income in the fourth quarter was $8 million. Non-GAAP operating income was $12 million, excluding charges related to cost-reduction actions completed during the quarter in the Transmission and Software Systems product areas. Sequentially, non-GAAP operating income in the fourth quarter improved from the $5 million reported in the third quarter. Sequential improvement was due to segment cost-reduction actions and higher revenue in the Video Infrastructure & Digital Media product area. Compared to $21 million in the prior-year fourth quarter, non-GAAP operating income declined as a result of lower revenue in Transmission and Software Systems and increased R&D investments in new products.
“Fourth quarter trends were very positive in our Broadcast business,” Lance said. “Revenue and operating income were sequentially higher compared to the third quarter and improved across all product areas. New orders in the quarter were very strong in Video Infrastructure & Digital Media, and we also saw higher orders in Software Systems. The new business pipeline looks promising as we drive increased revenue from new products. We are confident that we are better positioned for a stronger fiscal 2008.”
Harris Stratex Networks, Inc.
Fourth quarter revenue for the Harris Stratex Networks segment was $174 million. Revenue in the prior-year quarter was $177 million on a pro forma, non-GAAP basis (as if the former Harris Microwave Communications segment and Stratex Networks had been combined since the beginning of fiscal year 2006). Revenue growth in North America continued strong, increasing 30 percent compared to the prior-year quarter. International revenue declined 13 percent, compared to a very strong prior-year quarter.
Sequentially, revenue increased 19 percent, compared to pro forma non-GAAP revenue of $147 million in the third quarter. North America and International pro forma non-GAAP revenue both grew 20 percent compared to the third quarter. Regions of strength in the international market included Africa, Europe, the Middle East and Russia. Demand for wireless infrastructure systems continues to be strong across North American and international markets, driven in great part by geographic footprint expansion, basic service delivery in many emerging market countries, and capacity upgrades for systems being stressed by the uptake of 3G services.
The segment reported a fourth quarter GAAP loss of $10 million. Non-GAAP operating income, excluding costs associated with the business combination, was $8 million in the fourth quarter, improving sequentially from $4 million in the third quarter. Sequential improvement in operating performance was driven primarily by product cost-reduction synergies, which drove higher product margins, partially offset by higher operating costs.
“Harris Stratex Networks made significant strides in the fourth quarter with improvements in revenue, orders, and operating income, compared to the third quarter,” Lance said. “Progress has clearly been made in getting international order growth back on track. Synergies expected from the combination of the two businesses are beginning to contribute to improved results, and the company is making good progress on the integration plan. Guy Campbell and his leadership team have a laser focus on delivering their financial commitments for fiscal year 2008.”
Harris Stratex Networks (NASDAQ:HSTX) management will host a conference call and webcast (www.harrisstratex.com) today at 5:30 p.m., Eastern Time, to discuss financial results for their fiscal year fourth quarter.
Share Repurchase Program
During the fourth quarter, Harris purchased $200 million of its shares as part of a $600 million

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share repurchase program announced on May 1, 2007. The company expects to repurchase the remaining $400 million of shares in the program during fiscal years 2008 and 2009.
Outlook and Guidance
Harris increased its non-GAAP earnings guidance for fiscal year 2008 to a new range of $3.30 to $3.40 per diluted share, excluding integration charges related to the acquisitions of Multimax and Harris Stratex Networks. Fiscal year 2008 non-GAAP earnings guidance represents a year-over-year increase of 20 percent compared to non-GAAP earnings for fiscal year 2007. Fiscal year 2008 GAAP earnings guidance is in a range of $3.22 to $3.32 per diluted share. Revenue in fiscal year 2008 is expected to increase by about 20 percent above fiscal 2007. A reconciliation of GAAP to non-GAAP financial measures is provided on Table 7 and in the accompanying notes.
Harris will host a conference call today at 4:30 p.m., Eastern Time, to discuss the above items. Interested individuals are invited to listen to the call by using a dial-in number: (719) 457-2692, access code: 4786363. The conference call also will be broadcast live via the Internet at www.harris.com. A replay of the teleconference will be available beginning at 8:00 p.m., Eastern Time, and will run until midnight, Eastern Time, on Tuesday, August 14. To access the replay, please call (719) 457-0820, access code: 4786363. A recording of the call will also be available on the Harris website beginning at 7:00 p.m., Eastern Time, on August 7.
Harris is an international communications and information technology company serving government and commercial markets in more than 150 countries. Headquartered in Melbourne, Florida, the company has annual revenue of over $4 billion and more than 15,000 employees — including more than 6,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications™ products, systems, and services for global markets, including government communications, RF communications, broadcast communications, and wireless transmission network solutions. Additional information about Harris Corporation is available at www.harris.com.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC, including net income and earnings per share for the fourth quarter of fiscal 2007 excluding the impact of costs associated with cost-reduction actions in the Broadcast Communications segment and integration costs for the combination of our former Microwave Communications segment and Stratex Networks, Inc.; net income and earnings per share for fiscal 2007 excluding the impact of integration costs and the gain associated with the combination of our former Microwave Communications segment and Stratex Networks, Inc.; costs associated with cost-reduction actions and the write-down of capitalized software in the Broadcast Communications segment, and the impairment in our Terion investment; and earnings per share guidance for fiscal 2008 also excluding the impact of integration costs associated with the combination of our former Microwave Communications segment and Stratex Networks, Inc. and the acquisition of Multimax. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to better understand the company’s performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.

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Forward-Looking Statement
Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings guidance for fiscal 2008; the potential value of contract awards and potential contract awards; the expected benefits of cost-reduction actions; and statements regarding outlook, including expected revenue growth. The Company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The Company’s consolidated results and the forward-looking statements could be affected by many factors, including but not limited to: our participation in markets that are often subject to uncertain economic conditions which makes it difficult to estimate growth in our markets and, as a result, future income and expenditures; our dependence on the U.S. government for a significant portion of our revenues, and the loss of this relationship or a shift in U.S. government funding could have adverse consequences on our future business; potential changes in U.S. government or customer priorities due to program reviews or revisions to strategic objectives, including termination of or potential failure to fund U.S. government contracts; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; the performance of critical subcontractors or suppliers; financial and government and regulatory risks relating to international sales and operations, including fluctuations in foreign currency exchange rates and the effectiveness of our currency hedging program; our ability to continue to develop new products that achieve market acceptance; the consequences of future geo-political events, which may affect adversely the markets in which we operate, our ability to insure against risks, our operations or our profitability; strategic acquisitions and the risks and uncertainties related thereto, including our ability to manage and integrate acquired businesses; potential claims that we are infringing the intellectual property rights of third parties; the successful resolution of patent infringement claims and the ultimate outcome of other contingencies, litigation and legal matters; customer credit risk; the fair values of our portfolio of passive investments, which values are subject to significant price volatility or erosion; risks inherent in developing new technologies; the potential impact of hurricanes on our operations in Florida and the potential impact of earthquakes on our operations in California; the impact of the results of Harris Stratex Networks, which may vary significantly and may be difficult to forecast; the ability to recruit and retain qualified personnel; and general economic conditions in the markets in which we operate. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. Harris disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Table 1
HARRIS CORPORATION
FY’07 Fourth Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Quarter Ended		Fiscal Year Ended
	June 29,	June 30,	June 29,	June 30,
	2007	2006	2007	2006
	(In millions, except per share amounts)
Revenue from product sales and services	$1,207.6	$992.4	$4,243.0	$3,474.8

Cost of product sales and services	(827.4)	(655.5)	(2,871.1)	(2,385.8)
Engineering, selling and administrative expenses	(238.4)	(201.0)	(830.7)	(682.3)
Gain on combination with Stratex	—	—	163.4	—
Non-operating income (loss)	(0.3)	(0.4)	(16.2)	(1.2)
Interest income	4.0	3.3	13.5	11.8
Interest expense	(11.0)	(9.9)	(41.1)	(36.5)

Income before income taxes and minority interest	134.5	128.9	660.8	380.8
Income taxes	(50.8)	(43.8)	(190.9)	(142.9)
Minority interest in Harris Stratex Networks, net of tax	3.9	—	10.5	—

Net income	$87.6	$85.1	$480.4	$237.9

Net income per common share

Basic	$.67	$.64	$3.63	$1.79

Diluted	$.63	$.61	$3.43	$1.71

Cash dividends paid per common share	$.11	$.08	$.44	$.32

Basic weighted average shares outstanding	131.4	133.1	132.5	132.9
Diluted weighted average shares outstanding	139.9	141.8	141.1	141.6

Table 2
HARRIS CORPORATION
FY’07 Fourth Quarter Summary
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Quarter Ended		Fiscal Year Ended
	June 29,	June 30,	June 29,	June 30,
	2007	2006	2007	2006
	(In millions)
Revenue
Government Communications Systems	$553.9	$479.7	$1,997.1	$1,812.5
RF Communications	325.5	242.7	1,179.1	808.6
Harris Stratex Networks	174.1	110.5	508.0	348.7
Broadcast Communications	166.1	172.2	599.5	538.4
Corporate eliminations	(12.0)	(12.7)	(40.7)	(33.4)

	$1,207.6	$992.4	$4,243.0	$3,474.8

Income Before Income Taxes and Minority Interest
Segment Operating Income (Loss):
Government Communications Systems	$52.9	$54.2	$225.6	$216.5
RF Communications	112.4	83.7	403.2	278.9
Harris Stratex Networks	(10.1)	5.9	146.9	(19.6)
Broadcast Communications	8.2	17.8	11.9	22.8
Headquarters expense	(19.4)	(20.4)	(69.6)	(75.4)
Corporate eliminations	(2.2)	(5.3)	(13.4)	(16.5)
Non-operating income (loss)	(0.3)	(0.4)	(16.2)	(1.2)
Net interest	(7.0)	(6.6)	(27.6)	(24.7)

	$134.5	$128.9	$660.8	$380.8

Table 3
HARRIS CORPORATION
FY’07 Fourth Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Fiscal Year Ended
	June 29,	June 30,
	2007	2006
	(In millions)
Operating Activities
Net income	$480.4	$237.9
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	135.2	94.8
Purchased in-process research and development write-off	15.3	3.6
Non-current deferred income tax	(16.3)	(1.8)
Gain on combination with Stratex	(163.4)	—
Minority interest in Harris Stratex Networks, net of tax	(10.5)	—
(Increase) decrease in:
Accounts and notes receivable	(91.9)	(34.9)
Inventories	(46.0)	(81.0)
Increase (decrease) in:
Accounts payable and accrued expenses	91.0	85.5
Advance payments and unearned income	(1.2)	(9.9)
Income taxes	12.5	47.1
Other	33.5	(7.1)

Net cash provided by operating activities	438.6	334.2

Investing Activities
Cash paid for acquired businesses	(404.6)	(509.6)
Cash received in the combination with Stratex	33.1	—
Additions of plant and equipment	(88.8)	(101.8)
Additions of capitalized software	(40.3)	(44.6)
Cash paid for short-term investments available-for-sale	(372.1)	(335.8)
Proceeds from the sale of short-term investments available-for-sale	489.8	223.2

Net cash used in investing activities	(382.9)	(768.6)

Financing Activities
Proceeds from borrowings	442.0	345.3
Repayment of borrowings	(39.3)	(55.1)
Proceeds from exercise of employee stock options	35.7	33.8
Repurchases of common stock	(246.9)	(44.9)
Cash dividends	(58.2)	(42.7)

Net cash provided by financing activities	133.3	236.4

Effect of exchange rate changes on cash and cash equivalents	(2.0)	1.7

Net increase (decrease) in cash and cash equivalents	187.0	(196.3)

Cash and cash equivalents, beginning of year	181.3	377.6

Cash and cash equivalents, end of year	$368.3	$181.3

Table 4
HARRIS CORPORATION
FY’07 Fourth Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	June 29,	June 30,
	2007	2006
	(In millions)
Assets

Cash and cash equivalents	$368.3	$181.3
Short-term investments	20.4	112.6
Marketable equity securities	40.5	10.5
Receivables	748.5	560.6
Inventories	556.8	468.9
Current deferred income taxes	94.3	105.0
Property, plant and equipment	459.2	393.4
Goodwill	1,525.2	951.1
Identifiable intangible assets	417.9	193.4
Other assets	174.9	165.5

	$4,406.0	$3,142.3

Liabilities and Shareholders’ Equity

Short-term debt	$410.0	$0.2
Accounts payable and accrued expenses	725.6	548.9
Advance payments and unearned income	128.5	129.3
Income taxes payable	64.2	38.1
Current portion of long-term debt	309.8	1.4
Non-current deferred income taxes	61.8	28.6
Long-term debt	408.9	699.5
Other long-term liabilities	66.5	34.2
Minority interest in Harris Stratex Networks	326.9	—
Shareholders’ equity	1,903.8	1,662.1

	$4,406.0	$3,142.3

HARRIS CORPORATION
FY’07 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of segments’ operating income (loss), non-operating income (loss); cost of product sales and services; engineering, selling and administrative expenses; gain on the combination with Stratex; income before income taxes; income taxes; minority interest; net income, and net income per diluted share adjusted to exclude certain costs, expenses, gains and losses. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5
HARRIS CORPORATION
FY’07 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statement of Income
(Unaudited)

	Quarter Ended			Quarter Ended
	June 29, 2007			June 30, 2006
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions, except per share amounts)
Revenue from product sales and services	$1,207.6	$—	$1,207.6	$992.4	$—	$992.4

Cost of product sales and services (A)	(827.4)	2.7	(824.7)	(655.5)	0.2	(655.3)
Engineering, selling and administrative expenses(B)	(238.4)	18.4	(220.0)	(201.0)	6.8	(194.2)
Gain on combination with Stratex	—	—	—	—	—	—
Non-operating income (loss)	(0.3)	—	(0.3)	(0.4)	—	(0.4)
Interest income	4.0	—	4.0	3.3	—	3.3
Interest expense	(11.0)	—	(11.0)	(9.9)	—	(9.9)

Income before income taxes and minority interest	134.5	21.1	155.6	128.9	7.0	135.9
Income taxes	(50.8)	(3.7)	(54.5)	(43.8)	(1.1)	(44.9)
Minority interest in Harris Stratex Networks, net of tax	3.9	(6.3)	(2.4)	—	—	—

Net income	$87.6	$11.1	$98.7	$85.1	$5.9	$91.0

Net income per diluted common share	$.63	$.08	$.71	$.61	$.04	$.65

	Fiscal Year Ended			Fiscal Year Ended
	June 29, 2007			June 30, 2006
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions, except per share amounts)
Revenue from product sales and services	$4,243.0	$—	$4,243.0	$3,474.8	$—	$3,474.8

Cost of product sales and services (A)	(2,871.1)	8.7	(2,862.4)	(2,385.8)	49.0	(2,336.8)
Engineering, selling and administrative expenses(B)	(830.7)	63.7	(767.0)	(682.3)	32.9	(649.4)
Gain on combination with Stratex (C)	163.4	(163.4)	—	—	—	—
Non-operating income (loss)(D)	(16.2)	19.8	3.6	(1.2)	—	(1.2)
Interest income	13.5	—	13.5	11.8	—	11.8
Interest expense	(41.1)	—	(41.1)	(36.5)	—	(36.5)

Income before income taxes and minority interest	660.8	(71.2)	589.6	380.8	81.9	462.7
Income taxes	(190.9)	(1.8)	(192.7)	(142.9)	(9.8)	(152.7)
Minority interest in Harris Stratex Networks, net of tax	10.5	(16.0)	(5.5)	—	—	—

Net income	$480.4	$(89.0)	$391.4	$237.9	$72.1	$310.0

Net income per diluted common share	$3.43	$(.63)	$2.80	$1.71	$.51	$2.22

Table 6
HARRIS CORPORATION
FY’07 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Quarter Ended			Quarter Ended
	June 29, 2007			June 30, 2006
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions)
Revenue
Government Communications Systems	$553.9	$—	$553.9	$479.7	$—	$479.7
RF Communications	325.5	—	325.5	242.7	—	242.7
Harris Stratex Networks	174.1	—	174.1	110.5	—	110.5
Broadcast Communications	166.1	—	166.1	172.2	—	172.2
Corporate eliminations	(12.0)	—	(12.0)	(12.7)	—	(12.7)

	$1,207.6	$—	$1,207.6	$992.4	$—	$992.4

Income Before Income Taxes and Minority Interest
Segment Operating Income (Loss):
Government Communications Systems	$52.9	$—	$52.9	$54.2	$—	$54.2
RF Communications	112.4	—	112.4	83.7	—	83.7
Harris Stratex Networks (E)	(10.1)	17.8	7.7	5.9	3.8	9.7
Broadcast Communications (F)	8.2	3.3	11.5	17.8	3.2	21.0
Headquarters expense	(19.4)	—	(19.4)	(20.4)	—	(20.4)
Corporate eliminations	(2.2)	—	(2.2)	(5.3)	—	(5.3)
Non-operating income (loss)	(0.3)	—	(0.3)	(0.4)	—	(0.4)
Net interest	(7.0)	—	(7.0)	(6.6)	—	(6.6)

	$134.5	$21.1	$155.6	$128.9	$7.0	$135.9

	Fiscal Year Ended			Fiscal Year Ended
	June 29, 2007			June 30, 2006
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions)
Revenue
Government Communications Systems	$1,997.1	$—	$1,997.1	$1,812.5	$—	$1,812.5
RF Communications	1,179.1	—	1,179.1	808.6	—	808.6
Harris Stratex Networks	508.0	—	508.0	348.7	—	348.7
Broadcast Communications	599.5	—	599.5	538.4	—	538.4
Corporate eliminations	(40.7)	—	(40.7)	(33.4)	—	(33.4)

	$4,243.0	$—	$4,243.0	$3,474.8	$—	$3,474.8

Income Before Income Taxes and Minority Interest
Segment Operating Income (Loss):
Government Communications Systems	$225.6	$—	$225.6	$216.5	$—	$216.5
RF Communications	403.2	—	403.2	278.9	—	278.9
Harris Stratex Networks (E)	146.9	(117.4)	29.5	(19.6)	39.6	20.0
Broadcast Communications (F)	11.9	26.4	38.3	22.8	36.9	59.7
Headquarters expense (G)	(69.6)	—	(69.6)	(75.4)	5.4	(70.0)
Corporate eliminations	(13.4)	—	(13.4)	(16.5)	—	(16.5)
Non-operating income (loss)(D)	(16.2)	19.8	3.6	(1.2)	—	(1.2)
Net interest	(27.6)	—	(27.6)	(24.7)	—	(24.7)

	$660.8	$(71.2)	$589.6	$380.8	$81.9	$462.7

Table 7
HARRIS CORPORATION
Reconciliation of FY’08 GAAP EPS Guidance to Non-GAAP EPS Guidance
(Unaudited)

Earnings Per
Diluted Share
GAAP Earnings Per Share Guidance for FY’08	$3.22 to $3.32
Charges associated with the combination with Stratex (H)	$0.06
Charges associated with the acquisition of Multimax (I)	$0.02

Non-GAAP Earnings Per Share Guidance for FY’08	$3.30 to $3.40

Table 8
HARRIS CORPORATION
Comparison of Harris Stratex Networks Segment GAAP and NON-GAAP Revenue and
Operating Income to that Reported by Harris Stratex Networks, Inc.
(Unaudited)

	Quarter Ended		Quarter Ended
	June 29, 2007		June 30, 2006
	As Reported by		As Reported by
		Harris Stratex		Harris Stratex
	Harris	Networks	Harris	Networks
	(In millions)
Revenue – As Reported	$174.1	$174.1	$110.5	$110.5
Adjustments:
Stratex Networks Revenue:
Quarter ended June 30, 2006	—	—	—	66.3

Revenue – Non-GAAP	$174.1	$174.1	$110.5	$176.8

Operating Income(Loss) – As Reported (J)	$(10.1)	$(10.1)	$5.9	$3.3
Adjustments:
Stratex combination transaction costs	5.7	5.7	—	—
Stratex combination integration costs	12.1	12.1	—	—
FAS 123R expense	—	2.5	—	0.5
Other identifiable intangible amortization	—	3.6	—	—
Stratex Networks operating income:
Quarter ended June 30, 2006	—	—	—	5.3
Harris corporate allocations	—	—	—	2.3
Costs associated with product discontinuances	—	—	3.8	3.8

Operating Income – Non-GAAP	$7.7	$13.8	$9.7	$15.2

HARRIS CORPORATION
FY’07 Fourth Quarter Summary
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
Notes to tables 5 through 8:
Note A – Adjustments to cost of product sales and services for the quarter and the year ended June 29, 2007 are due to transaction-related costs including a step up in inventory, step up in fixed assets and write-off of deferred revenue related to our combination with Stratex ($2.7 million for the quarter and $8.7 million for the year ended June 29, 2007). Adjustments to cost of product sales and services for the quarter ended June 30, 2006 are due to costs related to a step up in inventory associated with our acquisition of Leitch Technology Corporation (“Leitch”) ($0.2 million). Adjustments to cost of product sales and services for the year ended June 30, 2006 are due to inventory write-downs associated with product discontinuances in our Harris Stratex Networks segment ($35.0 million), inventory write-downs associated with cost-reduction actions including the transfer of European manufacturing to the United States and outsourcing of other manufacturing activity in our Broadcast Communications segment ($11.3 million) and costs related to a step up in inventory associated with our acquisition of Leitch ($2.7 million).
Note B – Adjustments to engineering, selling and administrative expenses for the quarter ended June 29, 2007 are due to transaction costs related to the combination with Stratex including the amortization of backlog and the step up in fixed assets ($3.1 million); integration costs associated with the Stratex combination ($12.0 million); and severance and other expenses associated with cost-reduction actions in our Broadcast Communications segment ($3.3 million). Adjustments to engineering, selling and administrative expenses for the year ended June 29, 2007 are due to transaction costs related to the combination with Stratex including the write-off of in-process research and development, the amortization of backlog and the costs associated with the step up in fixed assets ($20.1 million); integration costs associated with the Stratex combination ($17.2 million); severance and other expenses associated with cost-reduction actions in our Broadcast Communications segment ($7.5 million) and the write-down of capitalized software associated with management’s decision to discontinue an automation software development effort in our Broadcast Communications segment ($18.9 million). Adjustments to engineering, selling and administrative expenses for the quarter ended June 30, 2006 are due to integration costs associated with our acquisition of Leitch ($2.0 million), severance and other expenses associated with cost reduction actions in our Broadcast Communications segment ($1.0 million) and severance costs associated with product discontinuances and the shut-down of our manufacturing activities in Montreal, Canada in our Harris Stratex Networks segment ($3.8 million). Adjustments to engineering, selling and administrative expenses for the year ended June 30, 2006 are due to the charge related to our arbitration with Bourdex Telecommunications Limited (“Bourdex”) ($5.4 million), the write-off of in-process research and development and other expenses associated with our acquisition of Leitch ($9.2 million), severance costs associated with product discontinuances and the shut-down of our manufacturing activities in Montreal, Canada in our Harris Stratex Networks segment ($4.6 million) and severance and other expenses associated with cost-reduction actions in our Broadcast Communications segment ($13.7 million).
Note C – Adjustment for the gain on the combination with Stratex ($163.4 million).
Note D – The adjustment to non-operating income (loss) for the year ended June 29, 2007 is due to the impairment to our investment in Terion, Inc. (“Terion”) ($19.8 million).
Note E – Adjustments to our Harris Stratex Networks segment operating income (loss) for the quarter ended June 29, 2007 are due to transaction costs related to the combination with Stratex including the amortization of backlog, the step up in fixed assets and the step up in inventory ($5.8 million); and integration costs associated with the Stratex combination ($12.0 million). Adjustments to our Harris Stratex Networks segment operating income for the year ended June 29, 2007 are due to the gain on the combination with Stratex ($163.4 million) offset by transaction costs ($28.8 million) and integration costs ($17.2 million) associated with the transaction. Adjustments to our Harris Stratex Networks segment operating income for the quarter ended June 30, 2006 are due to severance costs associated with product discontinuances and the shut-down of our manufacturing activities in Montreal, Canada ($3.8 million). Adjustments to our Harris Stratex Networks segment operating loss for the year ended June 30, 2006 are due to inventory write-downs and severance costs associated with product discontinuances and the shut-down of our manufacturing activities in Montreal, Canada ($39.6 million).
Note F – Adjustments to our Broadcast Communications segment operating income for the quarter ended June 29, 2007 are due to severance and other expenses associated with cost-reduction actions ($3.3 million). Adjustments to our Broadcast Communications segment operating income for the year ended June 29, 2007 are due to severance and other expenses associated with cost-reduction actions ($7.5 million) and a write-down of capitalized software associated with management’s decision to discontinue an automation software development effort ($18.9 million). Adjustments to our Broadcast Communications segment operating income for the quarter ended June 30, 2006 are due to costs related to a step up in inventory and integration costs associated with our acquisition of Leitch ($2.2 million) and severance and other expenses associated with cost reduction actions in our Broadcast Communications segment ($1.0 million). Adjustments to our Broadcast Communications segment operating income for the year ended June 30, 2006 are due to inventory write-downs, severance and other expenses associated with cost-reduction actions ($25.0 million) and charges associated with our acquisition of Leitch ($11.9 million) including the write-off of in-process research and development, costs related to the step up of inventory, integration costs and other items.
Note G – Adjustments to headquarters expense for the year ended June 30, 2006 are due to charges related to a decision received in our arbitration with Bourdex ($5.4 million).
Note H – Adjustment for the estimated $0.06 per diluted share impact, after minority interest, from the charges associated with the merger transaction with Stratex. These charges include expenses related to integration and transaction costs including the impact from step ups in inventory and fixed assets.
Note I – Adjustment for the estimated $0.02 per diluted share impact for the estimated impact from integration and other charges associated with the acquisition of Multimax.
Note J – The difference between the GAAP operating income (loss) recorded during the quarter ended June 30, 2006 by Harris versus Harris Stratex Networks is due to $2.3 million of corporate allocations expense and $0.3 million of other expense.